Exhibit 99.1

BEARD ENERGY TRANSITION ACQUISITION CORP. AND SUNTUITY RENEWABLES Mutually Agree to Terminate Business Combination Agreement

NEW YORK, N.Y. and HOLMDEL, N.J., November 27, 2023 – Beard Energy Transition Acquisition Corp., a special purpose acquisition corporation (“BRD” or the “Company”) (NYSE: BRD, BRD.U, BRD.WS), and Suntuity Renewables, a leading provider of renewable energy solutions (“Suntuity”), announced today that they have mutually agreed to terminate their previously announced business combination agreement (the “Business Combination Agreement”), effective immediately. As a result, BRD has determined to abandon the special meeting of its stockholders originally scheduled for November 29, 2023 to vote on a proposal to extend the date by which BRD must consummate a business combination beyond December 29, 2023, and BRD intends to dissolve and liquidate in accordance with the provisions of its organizational documents. In connection therewith, BRD will redeem all of its outstanding shares of Class A common stock (the “Class A Shares”) on or about December 12, 2023.

BRD anticipates that the last day of trading in the Class A Shares will be December 11, 2023 and that, as of the open of business on December 12, 2023, the Class A Shares, including those that were not submitted for redemption and those purchased by Gregory A. Beard in a private placement prior to BRD’s initial public offering, will be suspended from trading, will be deemed cancelled and will represent only the right to receive the per-share redemption price for the Public Shares of approximately $10.74, based on the amount in BRD’s trust account as of November 21, 2023 (the “Per-Share Redemption Amount”). Funds from BRD’s trust account will also be used to redeem outstanding Class A units of Beard Energy Transition Acquisition Holdings LLC, BRD’s operating subsidiary (“Opco”), (other than those held by BRD and any of its wholly owned subsidiaries) for the Per-Share Redemption Amount. In accordance with the terms of BRD’s organizational documents, BRD expects to retain $100,000 of the interest earned on the trust account to dissolution expenses.

The Per-Share Redemption Amount will be payable to the holders of the Class A Shares upon presentation of their respective stock or unit certificates or other delivery of their stock or units to BRD’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of Class A Shares held in “street name,” however, will not need to take any action in order to receive the Per-Share Redemption Amount.

There will be no redemption rights or liquidating distributions with respect to BRD’s warrants, which will expire without value. BRD’s sponsor, Beard Energy Transition Acquisition Sponsor LLC, does not have redemption rights with respect to the outstanding shares of Class V common stock, par value $0.0001 per share, or the outstanding Class B units of Opco issued prior to BRD’s initial public offering. After December 12, 2023, BRD will cease all operations except those required to wind up BRD’s business.

BRD expects that The New York Stock Exchange will file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist its securities. BRD thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

About Suntuity

Suntuity is a leading residential solar company in the country. Suntuity acquires customers, designs solar energy and home electrification solutions, installs and maintains those systems, and arranges third-party financing solutions for residential customers across the United States. Suntuity uses a mix of in-house and outsourced solutions to optimize growth, profitability and efficiency of its services which enable it to grow and scale.

About Beard Energy Transition Acquisition Corp.

BRD is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, those set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 13, 2023, and the Company’s Quarterly Reports on Form 10-Q filed with the Commission on May 10, 2023, August 8, 2023, and November 13, 2023, and in other reports the Company files with the Commission. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor or Media Contact:

For Suntuity:

Gateway Group

949-574-3860

Suntuity@gatewayir.com

For Beard:

Beard Energy Transition Acquisition Corp.

595 Madison Avenue

28th Floor

New York, NY 10022

info@beardacq.com